UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 22, 2010
Date of report (Date of earliest event reported)

PepsiAmericas, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4000 RBC Plaza 60 South Sixth Street Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)

(612) 661-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)         On February 22, 2010, Alexander H. Ware, Executive Vice President and Chief Financial Officer of PepsiAmericas, Inc. (the “Company”), notified the Company of his decision to leave the Company shortly after the closing of the Company’s merger with PepsiCo, Inc. (“PepsiCo”) occurs.

ITEM 8.01	OTHER EVENTS.

On February 25, 2010, the Company announced that the Federal Trade Commission (FTC) has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for its previously announced agreement and plan of merger with PepsiCo.  A copy of the press release is attached as Exhibit 99 hereto and is incorporated herein by reference.

On February 22, 2010, Anne D. Sample, Executive Vice President, Human Resources, and Jay S. Hulbert, Executive Vice President, Worldwide Supply Chain, notified the Company of their decisions to leave the Company shortly after the closing of the Company’s merger with PepsiCo occurs.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)         See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.

Date:	February 25, 2010	By:	/s/ Alexander H. Ware
Alexander H. Ware
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release dated February 25, 2010.